UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2005

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.

On January 25, 2005, the Board of Directors of The Goldman Sachs Group, Inc. (the “Registrant”) authorized the repurchase of an additional 40 million shares of common stock pursuant to the Registrant’s existing common stock repurchase program. This repurchase program is intended to substantially offset increases in share count over time resulting from employee equity-based compensation and to help maintain the Registrant’s shareholders’ equity at appropriate levels. Taking into account the increased authorization, the total remaining authorization under the repurchase program was approximately 41.2 million shares as of January 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: January 26, 2005	By:	/s/ Kenneth L. Josselyn

		Name:	Kenneth L. Josselyn
		Title:	Associate General Counsel and Assistant Secretary